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                                                                     EXHIBIT 3.2

                              ARTICLES OF AMENDMENT

                                     TO THE

                            ARTICLES OF INCORPORATION

                                       OF

                         MOUNTAIN STATES RESOURCE, INC.

         Mountain States Resources, Inc., by and through the undersigned, constituting the President and Secretary of such entity, hereby amends the Articles of Incorporation of said corporation as follows:

         1.    The name of the corporation is Mountain States Resources, Inc.

         2. Article I of the Articles of Incorporation is amended to read as follows: "The name of the corporation is Micro-Media Solutions, Inc."

         3. The foregoing amendment was adopted by the shareholders at a meeting held on September 26, 1997.

         4. The number of shares of common stock outstanding and entitled to vote upon such amendment was 10,764,733. The number of votes indisputably represented at the meeting was 8,950,000.

         5. The number of shares voted for the amendment was 8,950,000; against was 0; and abstained was 0.

         6. The foregoing amendment does not provide for an exchange, reclassification, or cancellation of issued shares of the corporation.

Dated:  September 26, 1997                      Mountain States Resources, Inc.

Attest:

                                                By  /s/ JOSE CHAVEZ
                                                  -----------------------------
                                                        Jose Chavez, President

/s/ MITCHELL C. KETTRICK
----------------------------------
Mitchell C. Kettrick, Secretary



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                                    REVISED

                           ARTICLES OF INCORPORATION

                                       OF

                      MOUNTAIN STATES RESOURCES CORPORATION

         The undersigned officers of Mountain States Resources Corporation (the "Corporation"), desiring to revise entirely the articles of incorporation of the Corporation, do hereby sign, verify, and deliver in duplicate to the Secretary of State of the state of Utah these Revised Articles of Incorporation, which shall supersede the original articles of incorporation and all amendments thereto:

                                    ARTICLE I

                                      NAME

         The name of the corporation is MOUNTAIN STATES RESOURCES CORPORATION.

                                   ARTICLE II

                               PERIOD OF DURATION

         The Corporation shall continue in existence perpetually unless sooner dissolved according to law.

                                   ARTICLE III

                               PURPOSES AND POWERS

         The Corporation is organized for the following purpose or purposes:

         Section 1. To engage generally in the natural resource industry, including acquiring, holding, and disposing of leases, claims, and other property rights and interests therein; exploring for, developing, producing, processing, and marketing natural resources of any kind or nature, and generally to do all things related to the natural resources industry.

         Section 2. To engage in any lawful act or activity for which corporations may be organized under the laws of the state of Utah.

                                   ARTICLE IV

                                AUTHORIZED SHARES

         The total number of shares of all classes of stock which this Corporation shall have authority to issue is 60,000,000 shares; consisting of 10,000,000 shares of preferred stock, par value $2.00 per share (hereinafter the "Preferred Stock"), and 50,000,000 shares of common stock, par value $0.10 per share (hereinafter the "Common Stock"). Shareholders shall not have pre-emptive rights to acquire



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unissued shares of the Corporation and shall not be entitled to cumulative voting rights. The class of Preferred Stock may be divided into and issued in series and the board of directors is expressly authorized, subject only to the limitations imposed by the Utah Business Corporation Act, as amended, to establish such series and to fix and determine the relative rights and preferences of the shares of any series so established. The class of Preferred Stock shall be subject to the right of the Corporation to redeem such shares; be entitled to cumulative dividends; have preference over the class of Common Stock as to payment of dividends; have preference over the class of Common Stock in the assets of the Corporation on voluntary or involuntary liquidation; and be convertible into shares of Common Stock. Shares of Preferred Stock shall have all of the voting rights of shares of Common Stock, and, in addition, holders of Preferred Stock shall be entitled to contingent special voting rights in the election of directors, such rights to be exercised only if there is, at the time of a regular election of directors, a default in the payment of dividends on such Preferred Stock. The board of directors is authorized to fix and determine the special voting rights at the time of issuance of shares of Preferred Stock.

                                    ARTICLE V

                     TRANSACTIONS WITH INTERESTED DIRECTORS

         No contract or other transaction between the Corporation and any other firm or corporation shall be affected by the fact that a director or officer of the Corporation has an interest in, or is a director or officer of such firm or other corporation. Any officer or director, individually of with others, may be a party to, or may have an interest in, any transaction of the Corporation or any transaction in which the Corporation is a party or has an interest. Each person who is now or may become an officer or director of the Corporation is hereby relieved from liability that he might otherwise incur in the event such officer or director contracts with the Corporation individually or in behalf of another corporation or entity in which he may have an interest, provided, that such officer or director acts in good faith.

                                   ARTICLE VI

                INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS

         The Corporation may indemnify each director, officer, employee, or agent of the Corporation and their respective heirs, administrators, and executors, against all liabilities and expenses reasonably incurred in connection with any action, suit, or proceeding to which he may be made a party by reason of his being or having been a director, officer, employee, or agent of the Corporation, to the full extent permitted by the laws of the state of Utah now existing or as such laws may hereafter be amended.



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                                   ARTICLE VII

                                   AMENDMENTS

         The Corporation reserves the right to amend, alter, change, or repeal all or any portion of the provisions contained in its articles of incorporation from time to time in accordance with the laws of the state of Utah, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                  ARTICLE VIII

                        ADOPTION AND AMENDMENT OF BYLAWS

         The initial bylaws of the Corporation shall be adopted by its board of directors. The power to alter, amend, or repeal the bylaws or adopt new bylaws shall be vested in the board of directors, but the shareholders of the Corporation may also alter, amend, or repeal the bylaws or adopt new bylaws. The bylaws may contain any provisions for the regulation and management of the affairs of the Corporation not inconsistent with law or the articles of incorporation.

                                   ARTICLE IX

                               BOARD OF DIRECTORS

         The governing board of the Corporation shall be known as the board of directors and the directors may from time to time be increased or decreased in the manner as shall be provided in the bylaws of the Corporation.

                                    ARTICLE X

                          ACTIVITIES OUTSIDE THE STATE

         Meetings of stockholders and the Corporation's board of directors may be held outside the state of Utah, if the bylaws so provide. The books of the Corporation may be kept (subject to any applicable provision of Utah law) outside the state of Utah at such place or places as may be designated from time to time by the board of directors in the bylaws.

         We, the undersigned, being the president and secretary of the Corporation, make the following declarations:

         1. The foregoing amendment to the articles of incorporation shall be considered a revision of the articles of incorporation and shall supersede the existing articles of incorporation as heretofore amended.

         2. The foregoing amendment was adopted on September 27, 1985, by the shareholders of the Corporation at a meeting duly noticed and held for that purpose.



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         3.    On August 9, 1985, there were outstanding 16,284,998 shares of
Common Stock, all of which were entitled to vote on the foregoing amendment; and that there was no other class of shares issued and outstanding.

         4. That 8,456,528 shares of Common Stock were voted for the foregoing amendment and 555,066 shares of Common Stock were voted against the foregoing amendment.

         DATED this 30th day of September, 1985.

                                                 /s/ RAY H. ALBRECHTSEN
                                                 ------------------------------
                                                 Ray H. Albrechtsen, President

                                                 /s/ MARGARET M. BULLICK
                                                 ------------------------------
                                                 Margaret M. Bullick, Secretary



STATE OF UTAH            )
                         :ss
COUNTY OF SALT LAKE      )

         On this 30th day of September, 1985, before me, a notary public, personally appeared Ray H. Albrechtsen and Marjorie M. Bullick, who upon being first duly sworn, each acknowledged to me that they executed the foregoing Revised Articles of Incorporation for and on behalf of Mountain States Resources Corporation, with full authority to do so.


                                                 /s/ JACKIE HALL
                                                 ------------------------------
                                                 Notary Public
                                                 Residing in Salt Lake County

My commission expires:

     10/14/87
----------------------



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